UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

PEGASUS TEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5268	41-2039686
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Corporate Drive, Suite 234
Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(203) 404-0450

118 Chatham Road, Syracuse, NY 13203
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02   Unregistered Sales of Equity Securities.

On March 12, 2012, Pegasus Tel, Inc. (the “Company”) issued an aggregate of 1,000,000 shares of Series C Preferred Stock (as defined in Item 5.03 below) to Total-Invest International B.V. a Dutch limited liability company located in Amsterdam in the Netherlands (“Total-Invest”) pursuant to a Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, for $0.0001per share of Series C Preferred Stock, and incorporated by reference.  The Company issued the Series C Preferred Stock pursuant to Section 4(2) of the Securities Act due to the fact that it did not involve a public offering.  The shares of Series C Preferred Stock are “restricted securities” (as such term is defined in Rule 144 of the Securities Act).

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

A change of control of the Company occurred on March 12, 2012 when Total-Invest acquired from Mr. Joseph C. Passalaqua the former majority stockholder of the Company in a private transaction 2,448,000,000 restricted shares of common stock, par value $0.0001 per share of the Company that Mr. Passalaqua acquired from Mr. Anthony Dibiase on March 8, 2012.

The Company is not aware of any arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On March 12, 2012, Mr. Joseph C. Passalaqua presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Chief Executive Officer and Chief Financial Officer of the Company as the sole member of the Board and all other positions to which he has been assigned, regardless of whether Mr. Passalaqua served in such capacity, of the Company, effective at 11;59 A.M. on March 12, 2012.  Mr. Passalaqua’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Passalaqua’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c)           On March 12, 2012, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Joseph C. Passalaqua from his positions as an officer and director of the Company, and (ii) the appointment of Mr. Jerry Gruenbaum as Chief Executive Officer and as the sole member of the Board and Mr. Nathan Lapkin as Chief Financial Officer of the Company.

Jerry Gruenbaum is a practicing securities and corporate attorney in Shelton, Connecticut and has been admitted to practice law in various state and federal courts since 1979.   He currently serves as an officer and/or member of the board of directors of various publicly traded companies.  He is the former President and a Chairman of the Board of Directors of a multinational manufacturing publicly traded company with operations in the United States, Hong Kong and the Netherlands.  He is the former CEO and a Chairman of the Board of Directors of a 100 million Euros commercial real estate publicly traded company in the Netherlands.  He worked as a CPA in the tax departments at KPMG Peat Marwick LLP and Arthur Anderson & Co. He has been the CEO and FINOP of First Union Securities, Inc.an SEC licensed securities brokerage firm where he was instrumental in raising over $160 million for various investment ventures. He has served as the Compliance Director for CIGNA Securities, a division of CIGNA Insurance, an SEC licensed securities brokerage firm where he was respnsible for over a thousand brokers in over 100 branch offices throughout the United States.  He has lectured and taught as a member of the faculty at various Colleges and Universities throughout the United States in the areas of Industrial and financial Accounting, taxation, business law, and investments. Attorney Gruenbaum graduated with a B.S. degree from Brooklyn College - C.U.N.Y. Brooklyn, New York; has a M.S. degree in Accounting from Northeastern University Graduate School of Professional Accounting, Boston, Massachusetts; has a J.D. degree from Western New England University School of Law, Springfield, Massachusetts; and an LL.M. in Tax Law from the University of Miami School of Law, Coral Gables, Florida.

Nathan Lapkin has over fifteen year experience in corporate finance, institutional trading, institutional sales and investment banking.  He currently serves as an officer and/or member of the board of directors of a publicly traded company.  Mr. Lapkin served as President of First Union Securities, Inc. an SEC licensed securities brokerage firm where he was instrumental in raising over $160 million for various investment ventures.  He served as Vice President of Benchmark Securities, Inc. an SEC licensed securities brokerage firm specializing in taking Chinese companies public in the United States.  He is the former President and a member of the Board of Directors of a 100 million Euros commercial real estate publicly traded company in the Netherlands.  He previously worked for Thompson Financial in New York City, and sat on Morgan Stanley's domestic and international trading desks and HSBC's International trading desk. He worked in the domestic U.S. Institutional sales desk at UBS Warburg, where he was given direct responsibility and co-responsibility for large institutional accounts, including several hedge funds.  He previously was employed in the corporate finance department of LensCrafters' Canadian headquarters in Toronto where he was involved in a CDN $20 million sales retail optical chain acquisition, in addition to the capital and operational budgeting. As a financial analyst, Mr. Lapkin wrote the monthly management discussion and analysis used for corporate reporting. Mr. Lapkin graduated with honors from Syracuse University with a Master’s in Business Administration (concentrations in Finance and Statistics) and the University of Manitoba, with a Bachelor in Commerce with concentrations in finance and economics.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Neither Mr. Gruenbaum nor Mr. Lapkin has a family relationship with any of the previous officers or directors of the Company.  Neither Mr. Gruenbaum nor Mr. Lapkin have any direct or indict financial interest in Total Invest, the majority shareholder or are officers or directors of Total-Invest.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 12, 2012, the Company filed an Amendment to Certificate of Designation or Amended and Restated Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the “Amended Certificate of Designation”) with the Secretary of State of the State of Delaware regarding the designated 1,000,000 shares of Series C Convertible Preferred Stock, $0.0001 (the “Series C Preferred Stock”).  The Certificate of Incorporation of the Company authorizes the designation and issuance of an aggregate of ten million (10,000,000) shares of preferred stock in one or more series with all rights and privileges determined by the Board of Directors of the Company.  The Series C Certificate is attached hereto as Exhibit 3.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
3.1	Certificate of Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock, $0.0001 Par Value per Share
10.1	Securities Purchase Agreement for Series C Convertible Preferred Stock
99.1	Resignation Letter of Joseph C. Passalaqua dated March 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2012	PEGASUS TEL, INC.

	By:	/s/ Jerry Gruenbaum
Jerry Gruenbaum
President